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                                     DETACH HERE


/X/ Please mark vote as in this example.


                                BELL & HOWELL COMPANY

                                     CONSENT CARD
                    SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby votes all the shares of common stock of BELL & HOWELL COMPANY, which the undersigned is entitled to vote:

         FOR   AGAINST  ABSTAIN
         /  /   /  /      /  /

approval of the Plan of Liquidation and Dissolution of the Company, as set forth in the accompanying Consent Statement/Prospectus.

The Board of Directors recommends a vote FOR approval of the Plan.

A vote for the Plan shall be deemed the stockholder's consent and approval of the Plan.

This consent card must be received no later than October 30, 1997. Once a majority has voted in favor of the Plan, such majority vote shall become irrevocable and the Plan shall then be approved.

You are encouraged to specify your choice by marking the appropriate box. However, if no box is marked, your signature below will evidence your consent to the Plan as recommended by the Board of Directors.



                                       Sign, Date and Return the Consent Card
                                       Promptly Using the Enclosed Envelope.

                                       Please sign exactly as name appears
                                       hereon.  Joint owners should each sign.
                                       When signing as attorney, executor,
                                       administrator, trustee or guardian,
                                       please give full title as such.


Signature:              Date:          Signature:               Date:
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